FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) July 23, 2014

HOME TREASURE FINDERS, INC.
 (Exact name of Registrant as specified in its charter)

COLORADO	000-176154	26-3119496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 4318 Tennyson Street
Denver, Colorado 80211
(Address of principal executive offices and Zip Code)

(720) 273-2398
 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to Home Treasure Finders, Inc. (the “Company”), a Colorado corporation.

Item 1.01 Entry Into A Material Definitive Agreement

On July 23, 2014 we took an assignment of a contract with Thomas S.Yang  (“Seller”) to purchase three warehouse units known as 4420, 4430 and 4440 Garfield Street, Denver, Colorado 80216 for $795,000. The three units total approximately 5,625 square feet and are located in a single building on industrial land which is zoned for the cultivation of cannabis. Terms of the contract provide for a cash payment of  20% of the purchase price at closing by September 1, 2014,  with the balance due carried by the Seller on a 7% to 9% flexible interest with an average monthly payment of approximately $7,704 per month during the first three years.  The contract assigned to us provides for such an assignment and we took the assignment from JDONE LLC, the original purchaser in the purchase contract. We intend to:

1.  Complete due diligence and close the purchase with cash raised through a proposed private placement of restricted shares of our common stock; and

2.  Lease grow space at this site to suit the needs of one or more state licensed cannabis growers.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description

10.2	Contract to Buy and Sell Real Estate (Income-Residential)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME TREASURE FINDERS, INC.
(Registrant)

DATE: July 31, 2014	BY:	/s/ Corey Wiegand
Corey Wiegand
President